Exhibit 10.16

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (this "Agreement") is made and entered into in this 20th day of January 2011, by and between Genesis Fund, Ltd. ("Lender"), and Task Technologies, Inc., a Nevada corporation (the "Borrower"), each a “Party” and collectively the “Parties.”

As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance includes any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the sufficiency of which is hereby acknowledged and confessed, it is hereby agreed as follows:

 1.           LINE OF CREDIT. Lender hereby establishes for a period extending to June 30, 2012 (the "Maturity Date") a revolving line of credit (the "Credit Line") for Borrower in the principal amount of Five Hundred Thousand Dollars ($500,000) (the "Credit Limit"). Any funds advanced by Lender to Borrower from time to time, pursuant to the terms of this Agreement (each an “Advance”) shall be evidenced by a Promissory Note, substantially similar to the Note, a copy of which is attached hereto as Exhibit A (the “Note”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Note, unless the context requires otherwise.

2.           ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made in writing by Borrower. Lender may refuse to make any requested Advance if an Acceleration Event (as defined in the Note) and/or an Event of Default (as defined below) has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

3.           INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of twelve percent (12%) per annum, simple interest (the "Effective Rate"), as provided in further detail in the Notes, provided however, that in the event any payment is not made on the date such payment is due under the Note or any Further Notes, all outstanding notes shall bear interest at the rate of fifteen percent (15%) per annum and such failure to pay the required payment shall be characterized as an Acceleration Event as such term is defined in the Note and Further Notes.

4.           REPAYMENT. Borrower shall pay accrued interest and principal payments on the outstanding principal balance of the Notes, as provided in the Notes. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date as defined in the Notes. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay the principal amount of the Notes at any time without penalty.

5.           REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a.	Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents;

b.
The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of Borrower’s assets; and

c.
There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower.

6.           EVENTS OF DEFAULT. An “Event Of Default” will occur if any of the following events occurs:

a.	Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder is untrue in any material respect at the time when made;

b.
Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6;

c.
Filing by Borrower of a voluntary petition in bankruptcy seeking an arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing;

d.
Filing of an involuntary petition against Borrower in bankruptcy seeking an arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged; or

e.	Any Event of Default (as defined therein) shall occur under the Notes.

7.           REMEDIES. Upon the occurrence of an Event of Default as defined above or an Acceleration Event (as defined in the Notes), Lender may declare the entire unpaid principal balance of any and all amounts Advanced, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind, as described in further detail in the Notes. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney's fees.

8.           NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given at the addresses above.

9.	GENERAL PROVISIONS.

a.
All representations and warranties made in this Agreement and the Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Notes, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Michigan. Time is of the essence hereof.

b.
This Agreement constitutes the entire agreement of the Parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof.  No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

c.	No failure on the part of any Party to enforce any provisions of this Agreement will act as a waiver of the right to enforce that provision.

d.	Section headings are for convenience only and shall not define or limit the provisions of this Agreement.

e.
In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

f.
This Agreement may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Agreement signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the day and year first above written.

“BORROWER”

Task Technologies, Inc.

Steven R. Visser
President

“LENDER”

Genesis Fund, Ltd.

Guy D. Roberts
Chairman & CEO

EXHIBIT A
PROMISSORY NOTE

US $______________	______________, 2011

FOR VALUE RECEIVED, the undersigned, Task Technologies, Inc., a Nevada corporation ("Borrower"), hereby promises to pay to the order of Genesis Fund, Ltd. ("Lender"), the principal sum of ___________________ Dollars ($__________), in lawful money in the United States of America, which shall be legal tender, bearing interest and payable as provided herein.  This Note is entered into in connection with and shall be subject to the terms and conditions of the Revolving Line of Credit Agreement, entered into between the Borrower and the Lender on or around January 20, 2011 (the “Effective Date” and the “Line of Credit”).

1.  Interest on the unpaid balance of this Note shall bear interest at the rate of  twelve percent (12%) per annum, which interest shall accrue from the Effective Date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts shall be defined herein as an "Event of Default") shall bear interest at the rate of fifteen percent (15%) per annum until paid in full. Interest will be computed on the basis of a 360-day year.

2.  The principal and accrued interest due on this Note shall be due and payable on _______________ (the “Maturity Date”).

3.  This Note may be prepaid in whole or in part, at any time and from time to  time, without premium or penalty.

4.  If any amount of this Note is not paid when due under this Note, or otherwise cured as provided in the Line of Credit (if such Line of Credit provides for the cure of such payment), an Event of Default shall be deemed to have occurred and each such Event of Default hereunder shall also constitute an “Acceleration Event” under this Note.  Upon an Acceleration Event, the Lender shall have the right to provide for the entire amount of unpaid principal and interest on this Note to be immediately due and payable, by providing the Borrower fifteen (15) days prior written notice of Lender’s desire to make the entire outstanding amount of principal and interest due on this Note immediately payable, which Note shall then be payable by the Borrower after the expiration of the fifteenth (15th) day following the receipt of such notice by the Borrower (an “Event of Default”).

5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.

6. This Note shall be binding upon and inure to the benefit of the Lender named herein and Lender's respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Lender may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Borrower.

7. No provision of this Note shall alter or impair the obligation of Borrower to pay the principal of and interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

8. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

9. If an Event of Default (as defined herein and/or below) occurs (unless all Events of Default have been cured or waived by Lender), an Acceleration Event shall be deemed to have occurred and Lender may, by notice to Borrower, declare the principal amount then outstanding of, and the accrued interest and all other amounts payable on this Note to be immediately due and payable as provided above.  The then-outstanding principal balance of this Note, together with any interest accrued thereon shall become immediately due and payable if any of the following events ("Events of Default"), and/or any other Events of Default defined elsewhere in this Note shall occur:

(a)
Borrower shall fail to pay, when and as due, the principal or interest payable hereunder on the due date of such payment, or the Borrower shall fail to pay any amounts due on any other notes entered into in connection with the Line of Credit; or

(b)
If there shall exist final judgments against Borrower aggregating in excess of One Hundred Thousand Dollars ($100,000) and if any one of such judgments shall have been outstanding for any period of forty-five (45) days or more from the date of its entry and shall not have been discharged in full or stayed pending appeal; or

(c)
Borrower shall have breached in any material respect any covenant in this Note (other than the requirement that payments be made on the due date of such payments, which shall have no cure rights), and, with respect to breaches capable of being cured, such breach shall not have been cured within five (5) days following the occurrence of such breach; or

(d)
Borrower shall: (i) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (ii) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (iii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iv) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (v) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (vi) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(e)	Borrower shall take any action authorizing, or in furtherance of, any of the foregoing; or

(f)	An Event of Default shall have occurred under the Line of Credit or any other note entered into in connection with the Line of Credit.

10.
In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.  In case of a default in the payment of any principal of or premium, if any, or interest on this Note, Borrower will pay to Lender such further amount as shall be sufficient to cover the reasonable cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.  No course of dealing and no delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender’s rights, powers or remedies.  No right, power or remedy conferred by this Note upon Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

11.
In the event the maturity of this Note is accelerated by reason of an Event of Default or Acceleration Event under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Borrower or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any nonprincipal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law.

12.
This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to Lender hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of Michigan.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of Borrower and Lender that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

13.
Except as provided herein, Borrower and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in anyway, at anytime, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees.

14.
This Note is a legally binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

15.
This Note may be executed in several counterparts, each of which is an original.  It shall not be necessary in making proof of this Note or any counterpart hereof to produce or account for any of the other counterparts.  A copy of this Note signed by one Party and faxed or scanned and emailed to another Party (as a PDF or similar image file) shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Note shall be effective as an original for all purposes.

16.
This Note shall be governed by and construed exclusively in accordance with the laws of the State of Michigan without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in Kent, County, Michigan. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of Kent, County, Michigan and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in Austin, Michigan. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable and documented counsel fees and disbursements in an amount judicially determined.

17.	This Note shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

18.
In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.	No modification, amendment, addition to, or termination of this Note, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all the parties hereto.

20.
The Note constitutes the entire agreement of the parties regarding the matters contemplated herein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note as of the day and year first above written, with an Effective Date as provided above.

“Borrower”

Task Technologies, Inc.

_________________________
Steven R. Visser
President
“Lender”

Genesis Fund, Ltd.

By: _______________________
Printed Name:_______________________
Its:_____________________________